Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CENTURY COMMUNITIES, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 2023, AT 3:36 O`CLOCK P.M.

5325891 8100 SR# 20231792285	Authentication: 203270849 Date: 05-03-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CENTURY COMMUNITIES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

Century Communities, Inc. (hereinafter called the "Corporation''), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.           The certificate of incorporation of the Corporation is hereby amended by adding the following Article THIRTEENTH immediately following the text of current Article TWELFTH of the certificate of incorporation of the Corporation:

"THIRTEENTH. An officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of an officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal."

2.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed this 3rd day ofMay, 2023, in its name and on its behalf by its Chief Financial Officer and Corporate Secretary, pursuant to Section 103 of the General Corporation Law of the State of Delaware.

CENTURY COMMUNITIES, INC.
By:
Name:	David Messenger
Title:	Chief Financial Officer and Corporate Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:36 P 05/03/2023
FILED 03:36 PM 05/03/2023
SR 20231792285 - File Number 5325891